Exhibit 16.1

June 10, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Symbotic Inc. (f/k/a SVF Investment Corp. 3) under Item 4.01 of its Form 8-K dated June 10, 2022. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Symbotic Inc. (f/k/a SVF Investment Corp. 3) contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

New York, NY